EXHIBIT 5.3

July 5, 2005

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, Texas 75261-9048

Re:	Aviall, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aviall, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, (i) by the Company of (a) debt securities of the Company, which may be senior or subordinated in payment priority and may be issued in one or more series (the “Debt Securities”), (b) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), (c) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), (d) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”) and (e) units comprised of one or more Securities (defined below) in any combination (the “Units”), (ii) guarantees of Debt Securities (the “Guarantees”) by certain of the Company’s direct and indirect subsidiaries (to the extent listed as co-registrants in the Registration Statement (defined below) collectively, the “Subsidiary Guarantors”) and (iii) by a stockholder of the Company of 3,862,115 shares of Common Stock (the “Selling Stockholder Shares”). The Debt Securities, Common Stock to be offered and sold by the Company, Preferred Stock, Warrants, Units and Guarantees are herein collectively referred to as the “Securities.”

The aggregate public offering price of the Securities registered pursuant to the registration statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, will not exceed $100,000,000. The aggregate number of Selling Stockholder Shares registered pursuant to the Registration Statement will not exceed 3,862,115 shares. The Securities and the Selling Stockholder Shares will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

This opinion does not cover $200,000,000 aggregate public offering price of Securities and 500,000 Selling Stockholder Shares registered pursuant to Registration Statement No. 333-111816

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July 5, 2005

which are included in the prospectus contained in the Registration Statement pursuant to Rule 429 under the Securities Act.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws of the Company, (ii) the certificates of incorporation, bylaws and similar organizational documents of the Subsidiary Guarantors, (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the Company and Subsidiary Guarantors with respect to the filing of the Registration Statement and the issuance of the Selling Stockholder Shares; (v) the specimen Common Stock certificate and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Company and the Subsidiary Guarantors contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company and the Subsidiary Guarantors.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”), (ii) each Subsidiary Guarantor that is a corporation will continue to be incorporated and in good standing under the DGCL, (iii) the Subsidiary Guarantor that is a limited liability company will continue to exist and remain in good standing under the Delaware Limited Liability Company Act (the “DLLCA”), (iv) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (v) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) properly describing the Securities and/or Selling Shareholder Shares offered thereby in accordance with all applicable requirements, (vi) no stop order of the SEC preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (vii) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities or the Selling Stockholder Shares as required in accordance with applicable law; (viii) all Securities will be issued, and the Securities and the Selling Stockholder Shares will be sold, in compliance with applicable federal,

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state and other laws and in the manner stated in the Registration Statement, or any amendment thereto, along with any applicable Prospectus Supplement, (ix) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with their terms; (x) in connection with the sale of Warrants, any required Warrant agreement will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (xi) in connection with the sale of Units, any applicable Unit agreement will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (xii) in connection with the Guarantees, the Debt Securities will have been validly issued in accordance with all applicable legal requirements and any applicable Guarantee agreement will have been executed and delivered by all applicable parties and will be in accordance with applicable legal requirements; (xiii) at the time of any offering or sale of any shares of Common Stock or Preferred Stock by the Company, that the Company will have such number of shares of Common Stock or Preferred Stock authorized or created and available for issuance and (xiv) to the extent required in connection with any distribution, a definitive purchase, underwriting or similar agreement with respect to any Securities and/or Selling Stockholder Shares offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors (if applicable) and the other parties thereto and will be enforceable obligations of the parties thereto.

The opinions set forth below are subject to the following qualifications and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities and/or the Selling Stockholder Shares, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company or any applicable Subsidiary Guarantor referred to above, will not have been modified or rescinded, (ii) there will not have occurred any change in the laws affecting the authorization, execution,

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delivery, issuance, sale, ranking, validity or enforceability of the Securities or the Selling Stockholder Shares and (iii) none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof, nor the compliance by the Company or any Subsidiary Guarantor with the terms thereof, will result in a violation of any agreement or instrument then binding upon the Company or any Subsidiary Guarantor or any order of any court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.

(d) The opinions expressed herein are limited to the federal laws of the United States of America, and, only to the extent relevant to the particular opinions expressed herein, (i) the DGCL, the DLLCA and applicable provisions of the Delaware Constitution, in each case as in effect on the date hereof, and judicial decisions reported as of the date hereof to the extent interpreting the DGCL, the DLLCA and such provisions of the Delaware Constitution; and (ii) the laws of the State of New York.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. The Selling Stockholder Shares that are being registered pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

2. When (a) the Board of Directors of the Company has duly adopted a resolution authorizing the execution, delivery, and performance of the applicable indenture and indenture supplement (if any) for a particular issuance of Debt Securities, (b) the Debt Securities have been duly established in conformity with the applicable indenture and indenture supplement (if any) (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities in form and content as required by applicable law) and duly authenticated by the trustee under the applicable indenture, (c) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, (d) the trustee under the applicable indenture is qualified to act as trustee under such indenture, (e) the applicable indenture and indenture supplement (if any) have been duly executed and delivered by the Company and the trustee thereunder becoming enforceable obligations of the parties thereto and (f) such Debt Securities have been duly executed and delivered against payment therefor in accordance with the applicable indenture and indenture supplement (if any) and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company.

3. Upon (a) due adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of Common Stock in form and content as required by applicable law, (b) due execution and delivery of an enforceable underwriting agreement by each

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of the parties thereto and (c) issuance and delivery of, and payment for, such shares in the manner contemplated in the Registration Statement and the related Prospectus Supplement and by such resolution, such shares of Common Stock that may be offered and sold by the Company (including any Common Stock duly issued (i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (ii) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (iii) upon the exercise of any Warrants exercisable for Common Stock or (iv) as part of a Unit) will be validly issued, fully paid and non-assessable.

4. Upon (a) due adoption by the Board of Directors of the Company of a resolution to duly establish a series of Preferred Stock in accordance with the terms of the Certificate of Incorporation and applicable law, (b) filing by the Company of a certificate of designations with the Secretary of State of the State of Delaware in accordance with and as required by applicable law, (c) due adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of Preferred Stock in form and content as required by applicable law, (d) due execution and delivery of an enforceable underwriting agreement by the parties thereto and (e) issuance and delivery of, and payment for, such shares in the manner contemplated by the Registration Statement, the related Prospectus Supplement and such resolutions, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock, (ii) upon the exercise of any Warrants exercisable for Preferred Stock or (iii) as part of a Unit) will be validly issued, fully paid and non-assessable.

5. When (a) the Board of Directors of the Company has duly adopted a resolution authorizing the execution, delivery, and performance of any governing agreement applicable to a particular issuance of Warrants, (b) the Warrants have been duly established (including, without limitation, due adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants in form and content as required by applicable law) and (c) the Warrants have been duly executed and delivered on behalf of the Company in accordance with any governing agreement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement, the Warrants will constitute binding obligations of the Company.

6. When (a) the Board of Directors of the Company has duly adopted a resolution authorizing the execution, delivery, and performance of any governing agreement applicable to a particular issuance of Units, (b) the Units have been duly established (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Units in form and content as required by applicable law) and (c) the Units have been duly executed and delivered on behalf of the Company in accordance with any governing agreement and issued and sold as contemplated in the

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Registration Statement and the related Prospectus Supplement, the Units will constitute binding obligations of the Company.

7. When (a) the Debt Securities have been duly established in conformity with the applicable indenture and indenture supplement (if any) (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities in form and content as required by applicable law) and duly authenticated by the trustee under the applicable indenture, (b) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, (c) the trustee under the applicable indenture is qualified to act as trustee under such indenture, (d) the applicable indenture and indenture supplement (if any) have been duly executed and delivered by the Company, any applicable Subsidiary Guarantor and the trustee thereunder becoming enforceable obligations of the parties thereto, (f) the Board of Directors (or similar governing body) of the applicable Subsidiary Guarantor has duly authorized a resolution authorizing the execution, delivery, and performance of the Guarantees, (g) the Guarantees have been duly established (including, without limitation, due adoption by the Board of Directors (or similar governing body) of the applicable Subsidiary Guarantor of a resolution duly authorizing the issuance and delivery of the Guarantees in form and content as required by applicable law) and (h) such Guarantees have been duly executed and delivered on behalf of the applicable Subsidiary Guarantor in accordance with the provisions of the applicable indenture and indenture supplement (if any) and in accordance with any governing agreement, the Guarantees will constitute the binding obligation of the applicable Subsidiary Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ HAYNES AND BOONE, LLP
HAYNES AND BOONE, LLP